Exhibit 99.1

Oxford Industries, Inc. Press Release

FOR IMMEDIATE RELEASE
July 20, 2015

Oxford Completes Sale of Ben Sherman Business for GBP 40.8 Million

ATLANTA, GA - Oxford Industries, Inc. (NYSE:OXM) announced today that it has completed the sale of 100% of the equity interests of its Ben Sherman business, for a purchase price of £40.8 million or $63.7 million, to Ben Sherman UK Acquisition Limited and Ben Sherman US Acquisition, LLC, both of which are backed by Marquee Brands LLC.

Thomas C. Chubb III, Oxford’s Chairman and Chief Executive Officer, said, “We truly appreciate the efforts of our Ben Sherman associates. Their dedication and enthusiasm for this iconic brand was clearly communicated to potential buyers, and was a critical component of this successful sales process. It has been a pleasure working with Marquee Brands to quickly culminate this transaction, which we believe will benefit both companies. Looking forward, with the strength of our Tommy Bahama and Lilly Pulitzer brands, Oxford is well-positioned to continue to generate long-term value for our shareholders.”

In connection with the transaction, Oxford noted that it expects to receive net cash proceeds, after transaction fees and expenses, of approximately $58 million and also expects to incur a one-time, non-cash loss on sale of discontinued operations.

Oxford’s financial adviser in the transaction was Financo, Ltd. and its legal adviser was Norton Rose Fulbright LLP.

About Oxford
Oxford Industries, Inc. is an apparel company which designs, sources, markets and distributes products bearing the trademarks of its owned and licensed brands. Oxford's owned brands include Tommy Bahama®, Lilly Pulitzer®, Oxford Golf®, and Billy London®. The Company operates retail stores, internet websites and restaurants. The Company has granted licenses to select third parties to produce and sell certain product categories under its Tommy Bahama and Lilly Pulitzer brands. The Company also holds exclusive licenses to produce and sell certain product categories under the Kenneth Cole®, Geoffrey Beene®, and Dockers® labels. Oxford's wholesale customers include department stores, specialty stores, national chains, warehouse clubs, and Internet retailers. Oxford's stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford's website at www.oxfordinc.com.

Safe Harbor
This press release includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, assumptions regarding the ultimate impact of the Ben Sherman sale transaction on our business and operating results, the impact of economic conditions on consumer demand and spending, particularly in light of general economic uncertainty that continues to prevail, demand for our products, competitive conditions, timing of shipments requested by our wholesale customers, expected pricing levels, retention of and disciplined execution by key management, the timing and cost of store openings and of planned capital expenditures, weather, costs of products as well as the raw materials used in those products, costs of labor, acquisition and disposition activities, expected outcomes of pending or potential litigation and regulatory actions, access to capital and/or credit markets and the impact of foreign losses on our effective tax rate. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 31, 2015 under the heading "Risk Factors" and those described from time to time in our future reports filed with the SEC.

Contact:         Anne M. Shoemaker
Telephone:        (404) 653-1455
Fax:        (404) 653-1545
E-mail:        InvestorRelations@oxfordinc.com